UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Seer, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 21, 2026, the following email was distributed to employees of Seer, Inc.

Dear Seer Team,

As you may have seen last week, we received a further revised unsolicited non-binding proposal from the Radoff-JEC Group to acquire all outstanding shares of Seer’s Class A common stock. The May 14 proposal is materially the same as the proposal Seer rejected on April 27.

After careful review and consideration, Seer’s Board of Directors, in consultation with its independent financial and legal advisors, again unanimously determined to reject the Radoff-JEC Group’s revised proposal. The Board concluded that the revised proposal is not in the best interests of the Company or its stockholders. We announced the Board’s decision in our press release here [LINK].

On behalf of the Board and management team, I want to emphasize that we remain highly confident in our go-forward strategy as a standalone company. Our business priorities remain unchanged, and it’s important that we all stay focused on driving the business forward while we continue supporting our customers. Thanks to your hard work, we are well positioned to capture the opportunities ahead as we continue advancing our leading platform for scalable, deep, unbiased proteomics.

Consistent with company policy, please continue to direct any media inquiries to pr@seer.bio and any investor or third-party inquiries to investor@seer.bio.

Thank you for all that you do for Seer each and every day.

Sincerely,

Omid

Additional Information and Where to Find It

On May 18, 2026, Seer filed a preliminary proxy statement in connection with its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which is available here. Detailed information regarding the names, affiliations and interests of individuals who are participants in Seer’s solicitation of proxies from its stockholders is available in Seer’s preliminary proxy statement. Prior to the Annual Meeting, Seer will furnish a definitive proxy statement to its stockholders, together with a BLUE proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, Seer’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Seer with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting at the SEC’s website, which is located at https://www.sec.gov. Copies of Seer’s definitive 2026 proxy statement, any amendments or supplements thereto and any other relevant documents filed by Seer with the SEC in connection with the Annual Meeting will also be available, free of charge, at Seer’s website, which is located at https://investor.seer.bio/, or by writing to Investor Relations, Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, CA 94065. In addition, copies of these materials may be requested, free of charge, from Seer’s proxy solicitor by calling Innisfree M&A Incorporated at (877) 456-3524.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s prospects. These and other risks are described more fully in Seer’s filings with the SEC and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.